UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 12, 2018

 ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175
(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01    Regulation FD Disclosure.

On April 12, 2018, Electronic Arts Inc. (“EA”) announced changes to its executive team to drive EA’s continued growth strategy for the future. A copy of the blog posting on its website at www.ea.com/news from Chief Executive Officer Andrew Wilson is attached hereto as Exhibit 99.1.

Conference Call

EA will host a conference call on April 12, 2018 at 3:00 pm P.T. (6:00 pm E.T.). During the course of the call, EA may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number 844-215-4106 (domestic) or 918-534-8313 (international), using the password “EA” or via webcast at EA’s Investor Relations (“IR”) website at http://ir.ea.com.

EA will also post the prepared remarks and a transcript from the conference call on EA’s IR website.

A dial-in replay of the conference call will be available until April 26, 2018 at 855-859-2056 (domestic) or 404-537-3406 (international) using pin code 1384748. An audio webcast replay of the conference call will be available for one year on EA’s IR website.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	EA Blog Posting from www.ea.com/news, dated April 12, 2018

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	EA Blog Posting from www.ea.com/news, dated April 12, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	April 12, 2018	By:	/s/ Jacob J. Schatz
Jacob J. Schatz
Executive Vice President, General Counsel and Corporate Secretary